Exhibit 26 (g) ii2.

AMENDMENT to the

AUTOMATIC AND FACULTATIVE YEARLY RENEWABLE TERM (YRT) AGREEMENT

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,

MML BAY STATE LIFE INSURANCE COMPANY, and

C.M. LIFE INSURANCE COMPANY

(hereinafter the “Ceding Company”)

and

HARTFORD LIFE AND ACCIDENT INSURANCE COMPANY

(hereinafter the “Reinsurer”)

Original Agreement Effective Date: April 1, 2005

Coverage: Strategic Edge Group Universal Life (GUL) with or without the variable rider (GVUL)

This Amendment hereby terminates the reinsurance of certificates issued out of New York State only on and after April 1, 2010, the Amendment effective date, under the above-referenced Agreement. All New York State business inforce at that effective date shall remain reinsured hereunder until the termination, expiry, or recapture of the underlying policy on which the reinsurance is based. All other changes allowed under the Agreement, including but not limited to any increases if they are normally applied to the existing contracts/pools, shall continue to be available hereunder.

Therefore, effective as of April 1, 2010, “Eligible Policies” shall mean:             . All are subject to limits in Schedule B – Reinsurance Limits.             .

Also effective as of April 1, 2010, the Coverage under the above-referenced Agreement will now be known as “Coverage: Strategic Edge Group Universal Life (GUL) with or without the variable rider (GVUL) Non-New York State Business”.

All terms and conditions of the Agreement not in conflict with the terms and conditions of this Amendment shall continue unchanged.

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IN WITNESS WHEREOF, this Amendment is hereby executed in good faith by both parties:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date:	9/8/10
Peter G. Ferris
Second Vice President & Actuary

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date:	9/8/10
Peter G. Ferris
Second Vice President & Actuary

C.M. LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date:	9/8/10
Peter G. Ferris
Second Vice President & Actuary

HARTFORD LIFE AND ACCIDENT INSURANCE COMPANY

By:	/s/ Michelle L. Kunzman	Date:	9/7/10

Print name:	Michelle L. Kunzman

Title:	Assistant Vice President & Actuary